EXHIBIT 1



                              INVESTOR AGREEMENT


      THIS INVESTOR AGREEMENT (the "Agreement") is made as of the 1st day of April, 1995 between Actel Corporation, a California corporation (the "Company") and Texas Instruments Incorporated, a Delaware corporation ("Purchaser").


                                   RECITALS

      A. Pursuant to that certain Asset Purchase Agreement, dated as of the 12th day of February, 1995 (the "Purchase Agreement"), between the Company and Purchaser, the Company acquired certain assets and rights from Purchaser in exchange for cash and shares of the Company's Series A Preferred Stock (the "Stock") and the assumption of certain liabilities as set forth in the Purchase Agreement.

      B. The Company desires to grant Purchaser certain rights with respect to the registration of the Stock under the Securities Act (as defined below) and Purchaser agrees to be bound by certain limitations as a result of holding such Stock.

      NOW THEREFORE, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Common Stock" shall mean the Company's Common Stock, par value of $0.001 per share.

      "Controlled Corporation" shall mean a corporation of which Purchaser owns not less than 80% of the voting power entitled to be cast in the election of directors.



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      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

      "Registrable Securities" shall mean (i) the Common Stock issuable or issued upon conversion of the Stock; and (ii) any Common Stock or other securities of the Company issued or issuable in respect of the Stock, including Common Stock or other securities of the Company issued or issuable upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

      The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "Registration Expenses" shall mean all expenses, except Selling Expenses as stated below, incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "Restricted Securities" shall mean (i) the Stock; (ii) the Common Stock issuable or issued upon conversion of the Stock; and (iii) any Common Stock or other securities of the Company issued or issuable in respect of the Stock, including Common Stock or other securities of the Company issued or issuable upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" shall mean all underwriting discounts, selling commissions, stock transfer taxes applicable to the securities registered by Purchaser, all reasonable fees and disbursements of counsel for Purchaser, and all expenses associated with any "road shows" incurred at the request or with the approval of Purchaser.


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      "Total Voting Power of the Company" shall mean the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

      "Voting Stock" shall mean the Common Stock, preferred stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency) and any securities convertible at the election of the holder into any of the foregoing securities.


                                   SECTION 2

                                 REGISTRATION

      2.1   Company Registration.

            (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, and Purchaser holds Registrable Securities at such time, the Company will:

                   (i)  promptly give to Purchaser written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein all Registrable Securities specified in a written request made within 20 days after receipt of such written notice from the Company by Purchaser.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of Purchaser to registration pursuant to this Section 2.1 shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If Purchaser proposes to distribute its securities through such underwriting, it shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing


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underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of securities to be included in such registration and underwriting, subject to the limitations set forth below. In such event, the Company shall advise Purchaser of the number of shares of Registrable Securities that may be included in the registration and underwriting, which shall not be less than the product of (1) the number of previously-issued securities to be included in such registration and (2) Purchaser's percentage ownership of the previously-issued securities that selling security holders have requested be included in such registration.
If Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

            (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not Purchaser has elected to include Registrable Securities in such registration.

      2.2   Registration Requests.

            (a) Request for Registration. Subject to this Section 2.2 and beginning one hundred twenty (120) days after the closing of the Purchase Agreement, in the event that the Company receives from Purchaser a written request (a "Demand Request") that the Company file a registration statement for a public offering of shares of the Registrable Securities for which the reasonable anticipated aggregate price to the public would exceed $5,000,000, the Company shall use reasonable efforts to cause, as soon as practicable, all Registrable Securities to be registered as may be so requested for the offering; provided, however, that the Company shall not be required: (i) to register more than fifty percent (50%) of all Registrable Securities prior to one (1) year after the closing of the Purchase Agreement, and (ii) to effect more than two
(2) registrations pursuant to this Section 2.2 in any 12-month period. In connection with any such registration, the Company and its representatives shall, to the extent reasonably requested by the managing underwriter for the offering or the Purchaser, participate in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows"; provided, however, that the Company and its representatives shall not be obligated to participate in more than one such "road show" in any 12-month period.

            (b) Underwriting. The Company shall enter into an underwriting agreement in customary form with the underwriters for such underwriting. The managing underwriter or underwriters for any such offering will be selected by Purchaser, subject to the reasonable approval of the Company (which approval shall be deemed to be given in the case of any investment banking firm of nationally recognized standing so selected by Purchaser).



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
            (c) Other Limitations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (d) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.2 until a date not later than 120 days after the Company's receipt of a Demand Request (or, if longer, 90 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.2(d) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.2(d), the Company shall promptly (but in any event within 10 business days), upon determining to seek such deferral, deliver to Purchaser a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.2(d) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, Purchaser may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. In the event of a deferral effected pursuant to clause (ii) of the first sentence of this Section 2.2(d), if shares of Common Stock of other Company shareholders are to be included for sale in such registered underwritten public offering, Purchaser will be offered the opportunity to include in such offering the shares of Registrable Securities that were requested to be included in the Demand Request, subject to (i) reduction or exclusion on a pro rata basis with other Company shareholders to the extent the managing underwriter or underwriters advise the Company that inclusion of such Registrable Securities may have a material adverse effect on the offering and


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(ii) the execution and delivery by Purchaser of all underwriting and related agreements and documents that are to be executed by selling security holders in such offering.

      2.3 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Section 2.1 or 2.2 shall be borne by the Company. All Selling Expenses incurred in connection with all registrations pursuant to Section 2.1 or 2.2 shall be borne by Purchaser.

      2.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will promptly:

            (a) Prepare and file with the Commission a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the Registration Statement has been completed;

            (b) Furnish to Purchaser and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Purchaser or such underwriters may reasonably request in order to facilitate the public offering of such securities;

            (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

            (e) Cause all such Registrable Securities registered to be listed on each securities exchange or system on which similar securities issued by the Company are then listed; and

            (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering.


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
      2.5   Indemnification.

            (a) The Company will indemnify Purchaser, each of its officers and directors and partners, and each person controlling Purchaser within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser, each of its officers and directors, and each person controlling Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as they are incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Purchaser, controlling person or underwriter and stated to be specifically for use therein.

            (b) Purchaser will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent (i) that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the


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Company by an instrument duly executed by Purchaser and stated to be specifically for use therein, and (ii) of Purchaser's net proceeds from the sale of Registrable Securities pursuant to such registration.

            (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall pay, in any such instance, all reasonable legal fees and expenses incurred by one firm of attorneys for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

            (d) The rights to indemnification hereunder shall be in addition to any rights of indemnification set forth in any underwriting agreement entered into as contemplated hereby.

      2.6 Information by Purchaser. If Purchaser includes Registrable Securities in any registration, it shall furnish to the Company such information regarding Purchaser, the Registrable Securities held by it and the distribution proposed by Purchaser, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

      2.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the

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Restricted Securities to the public without registration, the Company agrees to use reasonable efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company is subject to the reporting requirements of the Securities Act or the Exchange Act.

            (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

            (c) So long as Purchaser owns any Restricted Securities, to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act and a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

      2.8 Transfer of Registration Rights. The rights to cause the Company to register securities granted Purchaser under Sections 2.1 and 2.2 may be transferred or assigned by Purchaser only to a transferee or assignee of not less than 250,000 shares of Registrable Securities or Stock convertible into 250,000 shares of Registrable Securities at the time of transfer or assignment (and not in the aggregate) ("Transferee") subject to (i) subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like and to (ii) such Transferee taking such stock subject to the restrictions contained herein and the restrictions contained in Section 5.11 of the Purchase Agreement, including, but not limited to, a legend on the transferred or assigned stock certificate indicating that the shares of stock are Restricted Securities. As a condition to the assignment of rights under this Section 2.8 to any Transferee, Purchaser shall be obligated to (i) secure the agreement of such Transferee to be bound by the terms of this Agreement, including the Standoff Agreement in
Section 2.9 hereof and the other obligations and restrictions imposed on Purchaser hereunder, and (ii) effect such arrangements as are necessary to ensure the collective exercise of the rights granted in Section 2 hereof.

      2.9 Standoff Agreement. Purchaser agrees that, in connection with any public offering of the Company's securities pursuant to Section 2.2 hereof or
Section 2.1 hereof, whether or not Purchaser elects to participate, Purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company


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or the managing underwriters for such public offering, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the underwriters.

      2.10 Limitation on Registration of Securities. From and after the date of this Agreement, the Company shall not enter into an agreement with a holder of any securities of the Company that gives such holder registration rights if such registration rights are superior in substance to, or are otherwise inconsistent with, the registration rights granted to Purchaser hereunder without the prior written consent of Purchaser.

      2.11 Suspension of Registration Rights. The registration rights granted pursuant to this Section 2 cannot be exercised at any time that a public market for the Company's Common Stock exists, and all Registrable Securities held by Purchaser may, in the opinion of counsel to the Company, be sold freely pursuant to Rule 144(k).


                                   SECTION 3

                             STANDSTILL AGREEMENT

      3.1 Limitation on Ownership. From and after the date hereof and for a period lasting two (2) years, Purchaser shall not (and shall not permit any subsidiary to directly or indirectly) acquire (and shall not act in concert with any third party to acquire) any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) or authorize or make a tender, exchange or other offer, without the written consent of the Company, if the effect of such acquisition would be to increase Purchaser's beneficial ownership of all Voting Stock then owned by Purchaser to more than thirteen and one-half percent (13.5%) of the Total Voting Power of the Company.

      3.2 Effect of Sales by Purchaser. If Purchaser sells any Voting Stock, the percentage ownership in the Total Voting Power of the Company which Purchaser is entitled to own as provided in this Section 3.1 shall be reduced by the percentage amount of such sale.

      3.3 Adjustments to Outstanding Shares. Purchaser will not be deemed to have violated Section 3.1 if the aggregate percentage ownership of Purchaser is increased solely as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates.



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      3.4 Voting. Purchaser, if at any time holds shares of Voting Stock, shall make a good faith effort to be present, in person or by proxy, at all meetings of shareholders of the Company so that all shares of Voting Stock beneficially owned by Purchaser may be counted for the purpose of determining the presence of a quorum at such meetings.

      3.5 Tender Offer. Section 3.1 notwithstanding, Purchaser may acquire additional shares of Voting Stock or any securities convertible into or exercisable or exchangeable for Voting Stock if a tender or exchange offer is made (as evidenced by the filing with the Commission of a Schedule 14D-1 or any successor schedule or form promulgated or adopted for such purpose by the Commission) by another person, entity or group to purchase or exchange for cash or other consideration any shares of Voting Stock or rights, warrants or options thereof which, if successful, would result in such person, entity or group beneficially owning or having the right to acquire more than five percent (5%) of the shares of Voting Stock then outstanding, or it is publicly disclosed that another person, entity or group subsequent to the date hereof has acquired any shares of Voting Stock or rights, warrants or options therefor which results in such person, entity or group beneficially owning or having the right to acquire more than twenty percent (20%) of the shares of Voting Stock then outstanding. The Company shall notify Purchaser promptly upon the occurrence of either of the foregoing events.

      3.6 Exceptions. Section 3.1 shall not apply to acquisitions of Voting
Stock: (i) as part of an equity index transaction, provided that Purchaser shall not vote such shares, (ii) with the consent of a simple majority of the authorized members of the Company's Board of Directors, or (iii) as part of a transaction on behalf of any pension or profit-sharing retirement plan, or any successor retirement plans thereto (collectively, the "Retirement Plans"), provided that such securities are independently acquired by the Retirement Plans.

      3.7 Solicitation of Proxies. Without the Company's prior written consent, before the second anniversary of the Closing of the Purchase Agreement, Purchaser shall not solicit proxies with respect to any Voting Stock, nor shall it become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of the Company.

      3.8 Acts in Concert with Others. Except as contemplated herein with regard to the assignment of rights to Controlled Corporations or pledgees or with regard to permissible sales of Purchaser's Registrable Securities, before the second anniversary of the Closing of the Purchase Agreement, Purchaser shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Voting Stock.



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      3.9 Restrictions on Transfer of Stock. Neither Purchaser nor any entity affiliated with Purchaser shall sell or transfer Restricted Securities in any transaction which results, or in any series of transactions which are intended to result, in any Person listed on Schedule A as attached hereto ("Scheduled Persons"), or any Person controlled by, under common control with, or otherwise affiliated with such Scheduled Persons owning or having the right to acquire beneficial ownership of Restricted Securities; provided, the restrictions in this Section 3.9 shall not apply to the sale of Restricted Securities by Purchaser (i) pursuant to a bona fide underwritten public offering registered under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act in a broker's transaction as provided in Rule 144(f), except where Purchaser's intent is to transfer Restricted Securities to a Scheduled Person, or (iii) in response to a general offer to purchase or exchange for cash or other consideration any or all outstanding Voting Stock that is made by another Person or group.

                                   SECTION 4

                              INFORMATION RIGHTS

      4.1 Annual and Quarterly Reports. As soon as practicable after the end of each fiscal quarter ending after the closing of the Purchase Agreement, and in any event within forty-five (45) days thereafter (ninety (90) days in the case of the end of the fiscal year), the Company shall deliver to Purchaser, so long as Purchaser holds no less than 250,000 shares of Registrable Securities or Stock convertible into 250,000 shares of Registrable Securities, a copy of the Company's report on Form 10-Q or Form 10-K filed with the Commission pursuant to the requirements of the Exchange Act for such fiscal period.

                                   SECTION 5

                                 EFFECTIVENESS

      5.1 Effective Time. This Agreement shall become effective upon the Closing of the Purchase Agreement.


                                   SECTION 6

                                 MISCELLANEOUS

      6.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into between California residents and performed entirely within California.



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      6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      6.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter contained herein. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Company and Purchaser.

      6.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the address set forth below for the party to be notified.

      6.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to Purchaser or Company, upon any breach or default of the Company or Purchaser under this Agreement, respectively, shall impair any such right, power, or remedy of Purchaser or Company nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, as of or in any similar breach or default therein occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Purchaser or Company of any breach or default of the other party under this Agreement, or any waiver on the part of Purchaser or Company of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Purchaser and Company, respectively, shall be cumulative and not alternative.

      6.6 Counterparts. This Agreement may be executed in two counterparts, each of which shall be enforceable against the party actually executing such counterpart, and together shall constitute one instrument.

      6.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

      This Investor Agreement is hereby executed as of the date first above written.


                                        ACTEL CORPORATION

                                      By: /s/ John C. East
                                          --------------------------
                                          John C. East
                                          President and Chief
                                          Executive Officer

                                        Address:
                                                955 East Arques Avenue
                                                Sunnyvale, California 94086



                                        TEXAS INSTRUMENTS INCORPORATED

                                      By: /s/ William A. Aylesworth
                                          --------------------------
                                          William A. Aylesworth
                                          Senior Vice President,
                                          Treasurer and Chief Financial
                                          Officer

                                        Address:
                                                7839 Churchill Way
                                                P.O. Box 650311, M/S 3995
                                                Dallas, Texas 75265

                                  SCHEDULE A

                               Scheduled Persons


     1.  Xilinx, Inc.
     2.  Cypress Semiconductors
     3.  Altera Corporation
     4.  Advanced Micro Devices
     5.  Lattice Semiconductor
     6.  QuickLogic Corporation
     7.  Crosspoint Solutions, Inc.
     8.  AT&T Company



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